                                                                    EXHIBIT 7(C)


                            STOCK PURCHASE AGREEMENT

                 This Stock Purchase Agreement dated as of May 14, 1996, is made by and between DMX Inc., a Delaware corporation ("DMX"), and Tele-Communications, Inc., a Delaware corporation (the "Investor").

                 WHEREAS, DMX desires to sell to the Investor and the Investor desires to purchase from DMX 4,500,000 authorized but unissued shares of common stock, $.01 par value, of DMX (the "Shares"), upon the terms and subject to the conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               PURCHASE OF SHARES

                 1.1      Purchase. In reliance on the Investor's
representations and warranties set forth in Article III below, DMX hereby issues and sells to the Investor, and the Investor hereby purchases from DMX, the Shares for an aggregate purchase price of $9,000,000 ($2.00 per Share).

                 1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of DMX, 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064 on May 17, 1996, or at such other place or on such other day as the parties may mutually agree. At the Closing, the Investor shall deliver to DMX the amount of $9,000,000 in immediately available federal funds by wire transfer, and DMX shall deliver to the Investor a stock certificate representing the Shares to be purchased by the Investor pursuant to Section 1.1 hereof, free of all claims, liens and encumbrances whatsoever.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF DMX

                 DMX hereby represents and warrants to the Investor as follows:

                 2.1 Organization. DMX is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification, except such jurisdictions in which its failure to be so qualified or licensed will have no material adverse effect on its financial condition, results of operations, liabilities, assets or business.
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                 2.2      Corporate Power and Authority of DMX. DMX has the
full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by DMX have been authorized by all necessary corporate actions required by law, DMX's Certificate of Incorporation or its Bylaws or otherwise required to be taken to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of DMX, enforceable in accordance with its terms, except that enforceability of Section
4.7 hereof may be subject to limitations of public policy under federal and state securities laws.

                 2.3 No Breach. The execution and delivery of this Agreement by DMX do not, and the performance by DMX of its obligations under, and the consummation by DMX of the transactions contemplated by, this Agreement will not, (a) violate or conflict with the Certificate of Incorporation or Bylaws of DMX, (b) in any material respect, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien or any third-party right of termination, cancellation, modification or acceleration under any instrument or agreement to which DMX is a party or by which DMX or any of its assets is bound or (c) in any material respect, constitute a violation of any statute, law, ordinance, rule or regulation.

                 2.4 Governmental Consents and Approvals. Neither the execution and delivery of this Agreement by DMX nor the consummation of the transactions contemplated by this Agreement by DMX will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

                 2.5 Capital Structure. At the date hereof, the authorized capital stock of DMX consists of (i) 100,000,000 shares of common stock, $.01 par value (the "Common Stock"), of which 44,244,970 shares are issued and outstanding. As is more fully described on Exhibit A hereto, as of the date of this Agreement there are also outstanding options and rights to purchase 4,330,833 shares of Common Stock. All of the Shares to be issued pursuant to this Agreement, when issued in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Exhibit A, there are no outstanding subscriptions, options, calls, rights, warrants, convertible securities, unsatisfied preemptive rights or other agreements or commitments of any character obligating DMX to issue (or reserve for issuance) or to transfer or sell any shares of its capital stock of any class.

                 2.6 SEC Filing. DMX has heretofore furnished the Investor with a complete copy of DMX's Annual Report on Form 10-K for its fiscal year ended September 30, 1995 (the "Annual Report"), a Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, a Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (the "March 10-Q"), and a definitive proxy statement (the "Proxy Statement") for DMX's Meeting of Stockholders held on March 12, 1996 (collectively, the "SEC Filings"), which have previously been filed with the Securities and Exchange Commission ("SEC"). The SEC Filings when filed with the SEC complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act")





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and the rules and regulations thereunder. The March 10-Q is the only regular or periodic report required to be filed by DMX pursuant to Sections 13 and 14 of the Exchange Act with the SEC since March 31, 1996. The Annual Report describes, among other things, the business, operations and principal properties of DMX in accordance with the requirements of the applicable report form. As of the date of their filing, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. Except as disclosed in the SEC Filings, since March 31, 1996, there have been no material changes in the business, results of operations, financial condition or properties of DMX required to be reported to the SEC pursuant to the Exchange Act as of the Closing.

         2.7     Absence of Certain Changes. Since March 31, 1996, DMX has not:

                 (a) incurred, paid, discharged or satisfied any claims, liabilities or obligations other than the incurrence, payment, discharge or satisfaction of liabilities and obligations (i) reflected or reserved against on the balance sheet as of March 31, 1996, contained in the March 10-Q or (ii) incurred in the ordinary course of business and consistent with past practices since March 31, 1996;

                 (b) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or change of any kind, except for liens incurred in the ordinary course of business or for current taxes not yet due or that have been expressly disclosed to Investor;

                 (c) canceled any material debts or waived any material claims or rights;

                 (d) sold, transferred or otherwise disposed of a material portion of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                 (e) declared, paid or set aside for payment any dividend or other distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of DMX;

                 (f) made any change in any method of accounting or accounting practice;

                 (g) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any Affiliate of any of its officers or directors except for directors' fees, compensation to officers at rates not exceeding the rates of compensation reflected in the SEC Filings and the grant of options as disclosed in Exhibit A hereto;

                 (h) except for the merger between TCI-Euromusic, Inc. and DMX, entered into any transaction not in the ordinary course of business;





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                   (i)      except with respect to DMX Europe N.V., made any
          loans to, Guaranteed any obligations of, or made any equity investments in any person, except for loans, guarantees, obligations or equity investments in amounts which are not material or which were made in the ordinary course of business; or

                   (j) agreed, whether in writing or otherwise, to take any action described in this section.

          2.8 Brokers. DMX has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Shares. DMX agrees to in indemnify and hold the Investor and its officers, directors, employees and agents harmless against any such commissions, fees or other compensation.

          2.9 Use of Proceeds. The proceeds from the sale of the Shares shall be applied substantially as set forth on Exhibit B hereto.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor represents and warrants to DMX as follows:

          3.1 Authorization. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes its valid and legally binding obligation.

          3.2 Investment Representation. The Investor is acquiring the Shares as principal for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of same.

          3.3 Receipt of Information. The Investor and its representatives have reviewed this Agreement, and all Exhibits hereto, the SEC Filings and all other documents and materials DMX has provided to it in connection with the transactions contemplated by this Agreement. The Investor and its representatives have had access to and an opportunity to review all documents and other materials requested of DMX and have been given an opportunity to ask such questions of DMX concerning the terms and conditions of the sale of the Shares and the business, operations, financial condition, assets and liabilities of DMX and other relevant matters as they have deemed necessary or desirable and have been given all such information as they have requested, in order to evaluate the merits and risks of the investment contemplated herein.

          3.4 Brokers. The Investor has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Shares. The Investor agrees to indemnify and hold DMX and its officers, directors, employees and agents harmless against any such commissions, fees or other compensation.





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          3.5      Private Placement. The Investor understands that the Shares have not been registered under the United States Securities Act of 1933 (the "1933 Act") or registered or qualified under any state securities laws on the grounds that such Shares are being issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws, and that the Shares must be held indefinitely unless such Shares are subsequently registered under the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, DMX is under no obligation to register or qualify the Shares. DMX may require an opinion of the Investor's counsel prior to authorizing the registration of any transfer of Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. The Investor shall hold harmless DMX and its directors, officers, employees and agents against any loss or liability from any disposition of Shares by it in violation of this Section 3.5.

          3.6 Principal Office. The location of the Investor's principal executive and business office is at the Investor's address set forth in Section
5.5 below.

          3.7 Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made hereunder by it and it is able to bear the economic risk of its investment. The Investor (i) has total assets in excess of $5,000,000, (ii) was not formed for the purpose of investing in the Shares, and (iii) has business or investments other than the investment in the Shares.

          3.8 Preexisting Relationship. The Investor either (i) has a preexisting personal or business relationship with DMX or any of its officers, directors or controlling persons or an affiliate of DMX, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisor(s) who is (are) unaffiliated with and who is (are) not compensated, directly or indirectly, by DMX, or any affiliate or selling agent of DMX, the Investor can reasonably be assumed to have the capacity to protect its own interests in connection with this transaction.

          3.9 Legends. The Investor acknowledges that each certificate or other document evidencing the Shares shall be endorsed with the legends set forth below:

                   (a)  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                         UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION. THE COMPANY MAY REFUSE





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                         TO AUTHORIZE ANY TRANSFER OF THE SHARES IN RELIANCE
                         ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (b) If required by the authorities of any state in connection with the issuance or sale of the Shares, the legend required by such state authority.

          3.9 Confidentiality. The Investor shall keep confidential and shall not use the Confidential Information provided to it by DMX or Its agents in connection with the transactions contemplated hereby. As used herein, the term "Confidential Information" shall mean any trade secrets or nonpublic information of DMX which has been designated as such by DMX prior to its disclosure to Investor. The foregoing notwithstanding, Confidential Information will not be deemed to include (1) information in Investor's possession, otherwise than as a result of Investor's confidential or fiduciary relationship with DMX, prior to the disclosure thereof by DMX, (11) information which is in the public domain through no act or omission of Investor, (iii) information which is disclosed to Investor by a third party which did not acquire the information under an obligation of confidentiality, or (iv) information which Investor is required to disclose by law or order of a court or other governmental authority.

                                   ARTICLE IV
                              REGISTRATION RIGHTS

          4.1     Pendent Registration Rights.

                  (a) If at any time during the period beginning on the date of the Closing and ending on the third anniversary of the Closing, DMX proposes to file, on its behalf and/or on behalf of any of its securities holders, a new registration statement relating to the Common Stock of DMX under the 1933 Act (a "Registration Statement") other than in connection with (i) a dividend reinvestment, employee stock purchase, option or similar plan, (ii) a merger, consolidation or reorganization or (iii) a rights offering to stockholders, DMX shall give written notice to the Investor at least 30 days before the filing with the SEC of such Registration Statement. Such notice shall offer to include in such filing that number of Registrable Shares (as defined herein) then held by the Investor as the Investor may request pursuant to written notice to DMX within 20 days after the date of mailing of such offer, stating, in such request the intended method of distribution of such Registrable Shares. DMX shall thereupon include in such filing that amount of the Investor's Registrable Shares so requested by the Investor and, subject to its right to withdraw such filing, shall use its best efforts to effect registration under the 1933 Act of such Registrable Shares. For purposes of this Article IV, any rights in respect of the Registrable Shares granted to the Investor shall also be available to any person controlled by, controlling, or under common control with the Investor (an


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"Affiliate"). As used herein, "Registrable Shares" means the Shares and any other shares of Common Stock held by the Investor or an Affiliate, and all references in this Article IV to the Investor will be deemed to be applicable to an Affiliate that holds Registrable Shares.

                 (b) The right of the Investor to have its Registrable Shares included in any Registration Statement in accordance with the provisions of this Section 4.1 shall be subject to the following conditions:

                 (i) the number of occasions on which registration may be requested shall be unlimited.

                 (ii) Investor may not request the registration pursuant to this Section 4.1 of less than an aggregate of 10,000 Registrable Shares (subject to splits and combinations after the date hereof (unless the Investor is requesting registration of all Registrable Shares then held by DMX and its Affiliates) pursuant to any one Registration Statement; and

                 (iii) if such registration shall be in connection with an underwritten public offering and if the managing underwriters shall advise DMX in writing that in their good faith opinion the number of securities requested to be included in such Registration Statement exceeds the number which can be sold in an orderly manner in such offering, DMX shall include in such registration, first, securities which DMX proposes to sell, if any, or if none of the securities will be registered for sale by DMX, the securities requested to be registered by the shareholder(s) initially requesting such registration, second, securities which other shareholders of DMX with registration rights granted prior to the date hereof which are superior to those of the Investor propose to sell, and third, the Registrable Shares requested to be included in such Registration Statement by the Investor and other shareholders with registration rights not superior to the Investor, pro rata among the Investor and such other shareholders (if all such Common Stock may not be sold) on the basis of the number of shares of Common Stock owned by the Investor and such other shareholders.

                 (c) Notwithstanding the foregoing, DMX in its sole discretion may determine not to file the Registration Statement or to delay the offering as to which the notice specified herein is given and, thereupon, shall be relieved of its obligation to register or shall be permitted to delay registering, as the case may be, any Registrable Shares requested to be included therein without any liability to the Investor.

                 (d) Any request by the Investor to include Registrable Shares in a Registration Statement shall express the Investor's present intent to offer the Registrable Shares to be included in the Registration Statement for distribution and contain an undertaking to provide all such information and materials and to take all such actions as may be required in order to permit DMX to comply with all applicable requirements of the SEC (including disclosure in writing to DMX of the method or methods of distribution contemplated by the Investor from time to time) and to obtain acceleration of the effective date of the Registration Statement.


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         4.2     Demand Registration Rights.

                 (a) If at any time during the period beginning on the date of the Closing and ending on the third anniversary of the Closing, DMX receives a written request therefor from the Investor, DMX shall prepare and file a Registration Statement under the 1933 Act covering the Registrable Shares which are the subject of such request and shall use its best efforts to cause such Registration Statement to become effective, provided, however, that DMX shall not be required to effect a registration under this Section 4.2 within six months of any prior registration in which Registrable Shares could have been included under Section 4.1 hereof and in which all such Registrable Shares requested for inclusion, if any, were included.

                 (b) DMX shall be obligated to prepare, file and cause to become effective no more than three Registration Statements pursuant to this
Section 4.2. DMX shall not be required by this Section 4.2 to effect a registration of Registrable Shares pursuant to any Registration Statement unless 500,000 (or all, if less than 500,000) Registrable Shares then held by the Investor are covered thereby.

                 (c)      If a registration requested pursuant to this Section
4.2 is an underwritten registration in which the obligation of the underwriters is to take all of the Registrable Shares to be sold if any are to be taken. DMX and other security holders of DMX may include securities in such registration without the consent of the Investor unless the managing underwriters of such registration advise DMX in writing that in their opinion such inclusion would adversely affect the successful marketing of the Registrable Shares to be included in such registration.

                 (d) DMX shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) (the "Postponement Period") the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to this Section 4.2 if DMX determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving DMX or any of its affiliates or would require premature disclosure thereof and promptly gives the Investor written notice of such determination, which notice shall contain a general statement of the reasons for such postponement and an approximation of the anticipated delay. If DMX shall so postpone the filing of a Registration Statement, the Investor shall have the right to withdraw the request for registration by giving written notice to DMX within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Investor is entitled pursuant to this Section 4.2.

                 The Investor may, before such Registration Statement becomes effective, withdraw its Registrable Shares from sale, provided that such Registration Statement shall be counted for purposes of Section 4.2(b) hereof unless the Investor agrees to pay the out-of-pocket expenses of DMX incurred in respect of such registration.


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         4.3     Additional Registration Procedures. If, at any time and
from time to time, DMX is required to effect the registration of Registrable Shares for the Investor under the 1933 Act, then DMX shall:

                 (a) Before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Investor and its counsel draft copies of all such documents proposed to be filed or used (including, at the request of the Investor, all documents incorporated therein by reference and all exhibits, including those incorporated by reference), a reasonable amount of time prior to such proposed filing or use, which documents will be subject to the reasonable review of the Investor, and DMX will undertake to remove from the Registration Statement all Registrable Shares included therein at the request of the Investor if the Investor shall reasonably object to any such filing;

                 (b) Notify the Investor, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective with the SEC or an amendment to such Registration Statement or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                 (c) Notify the Investor promptly of any request by the SEC, or any other federal or state governmental authority, for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                 (d) For a period of at least 90 days from the effective date of the Registration Statement, prepare and file with the SEC such amendments and supplements to such Registration Statement and prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the offer of the Registrable Shares covered by such Registration Statement;

                 (e) Furnish to the Investor such number of copies of the prospectus (including any preliminary prospectus or supplemental or amended prospectus) as the Investor may reasonably request in order to facilitate the sale and distribution of the Registrable Shares in accordance with the 1933 Act and the intended methods of disposition set forth in such prospectus or supplement;

                 (f) Notify the Investor in writing, in the event DMX believes the last prospectus filed pursuant to Rule 424 under the 1933 Act in connection with the Registration Statement may contain misleading statements or material omissions, in which case the Investor agrees to cease utilizing such prospectus for the sale of Registrable Shares and DMX agrees, as soon thereafter as practicable, to prepare and file with the SEC such amendment or supplement to such prospectus as may be necessary to meet the requirements of the 1933 Act;

                 (g) Advise the Investor, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such


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Registration Statement or of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or Blue Sky laws or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any such order by the SEC or to obtain its withdrawal at the earliest possible moment if such order should be issued;

                 (h) Make available for inspection by any underwriter in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any underwriter or the Investor, all financial and other records reasonably necessary for such persons to demonstrate that they have conducted a "reasonable investigation" of the matters described in the Registration Statement, as that term is described in
Section 11 of the 1933 Act, and cause DMX's officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection therewith;

                 (i) Use its best efforts to register or qualify the Registrable Shares covered by each Registration Statement under such securities or Blue Sky laws of such jurisdictions as the Investor and the managing underwriters may reasonably request; provided that DMX shall not be required to execute any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not so qualified;

                 (j) If the offering is to be underwritten, enter into such agreements (including an underwriting agreement in such form, scope and substance as is customary in underwritten offerings, provided that the indemnification provisions of any underwriting agreement shall be substantially as set forth in Section 4.7 hereof) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Shares and, in such connection: (i) make customary representations and warranties to the Investor and the underwriters covering the matters customarily covered in opinions in underwritten offerings; (ii) obtain opinions of counsel to DMX and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the Investor and its counsel) addressed to the Investor and the underwriters covering the matters customarily covered in opinions in underwritten offerings;
(iii) obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants addressed to the Investor and the underwriters covering matters of the type customarily covered in "cold comfort" letters in underwritten offerings; and (iv) deliver such other customary documents and certificates as may be requested by the Investor or its counsel and the underwriters;

                 (k) Comply with all applicable rules and regulations of the SEC relating to the Registration Statement;

                 (l) Use its reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby;





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                 (m)      If any of the Registrable Shares are to be sold in an
underwritten public offering pursuant to this Agreement, DMX shall promptly notify the Investor as to its selection of the managing underwriters for the offering; and

                 (n) Cause such Registrable Shares to be listed on the principal exchange or exchanges on which DMX's common stock is then listed or to be included in NASDAQ if such common stock is then a NASDAQ security.

                 4.4 Reporting Requirements Under the Securities Exchange Act of 1934. DMX shall timely file such information, documents, and reports as the SEC may require or prescribe under either Section 13 or 15(d) (whichever is applicable) of the Exchange Act. DMX shall, whenever requested by the Investor, notify the Investor in writing whether DMX has, as of the date specified by the Investor, complied with the Exchange Act reporting requirements to which it is subject for a period prior to such date as shall be specified by the Investor. DMX acknowledges and agrees that the purposes of the requirements contained in this Section 4.4 are: (a) to enable the Investor to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the 1933 Act should the Investor ever wish to dispose of any of the Shares acquired by it without registration under the 1933 Act in reliance upon Rule 144 (or any equivalent successor provision or similar rule hereafter adopted); and (b) to qualify DMX for the use of registration statements on Form S-3, or its equivalent successor form, in connection with secondary distributions of securities of DMX. DMX shall use its best efforts to qualify for the use of Form S-3, or its equivalent successor form, with respect to secondary distributions. In addition, DMX shall take such other measures and file such other information, documents, and reports as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the 1933 Act (or any equivalent successor provision or similar rule hereafter adopted), including, without limitation, using its best efforts to assure that there shall be available at all times adequate public information with respect to DMX and the Common Stock. The obligation to make available adequate public information and otherwise take such measures necessary to maintain the availability of Rule 144 shall continue in the event that DMX shall cease to become subject to the filing requirements of
Section 13 or Section 15(d) of the Exchange Act.

                 4.5 Expenses. All expenses incident to DMX's performance of or compliance with its undertaking in this Article IV, including, without limitation, all registration and filing fees (other than registration and filing fees in excess of $5,000 imposed by state securities or Blue Sky laws), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for DMX and all independent certified public accountants, underwriters (excluding discounts and commissions and transfer taxes) and other persons retained by DMX (all such expenses being herein called "Registration Expenses"), will be borne by DMX, whether or not such Registration Statement becomes effective. DMX will, in all events, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the expense of any liability insurance.

         4.6     Investor's Obligations.

                 (a) The Investor agrees upon the filing of a Registration Statement covering the Registrable Shares, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of DMX of the same class as the securities included in such Registration Statement, during the 10-day period prior to, and during the five-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by DMX or the managing underwriters.

                 (b) Whenever registration of any Registrable Shares is being effected, DMX may require the Investor to furnish to DMX such information regarding the distribution of such securities and such other information to be included in such Registration Statement as DMX may from time to time reasonably request in writing.

         4.7     Indemnification, Contribution.

                 (a) In the event of any registration of any Registrable Shares under the 1933 Act pursuant to this Agreement, DMX shall indemnify and hold harmless, to the full extent permitted by law and without limitation as to time, the Investor, each of its directors, officers, employees and agents and each person, if any, who controls the Investor (within the meaning of the 1933 Act or the Exchange Act), and the respective directors, officers, employees and agents of any such controlling person, any underwriter for the Investor and each affiliate of the Investor or any such underwriter within the meaning of the 1933 Act (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus (if used prior to the effective date of such Registration Statement) or final or summary prospectus contained therein (if used during the period DMX is required to keep the Registration Statement effective), or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they are made) not misleading, and will reimburse each Indemnified Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of DMX, which consent shall not be unreasonably withheld); provided, however, that DMX will not be liable to a particular Indemnified Person in any such case (i) to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or alleged omission made in said Registration Statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to DMX by that Indemnified Person or by the Investor specifically for use in the preparation thereof, (ii) DMX has advised the Investor of the occurrence of an event described in Section 4.3(f) and the Investor has sold Registrable Shares notwithstanding such notice prior to receipt of a supplement or amended prospectus or (iii) to the extent any such loss, claim, damage, liability or expense are caused by the Investor's failure, where required, to deliver a copy of the Registration Statement or prospectus; and provided further that the indemnity agreement contained in this Section 4.7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person in respect of any loss, claim, damage, liability or action asserted by someone who purchased Registrable Shares from such person if (i) a copy of the final prospectus (as the same may be amended or supplemented) in connection with such Registration Statement was not sent or given to such person with or prior to written confirmation of the sale, (ii) such final prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis of such loss, claim, liability or action, and (iii) there would have been no such liability but for the failure to deliver such final prospectus by the Investor.

                 (b) In the event of any registration of Registrable Shares under the 1933 Act pursuant to this Agreement, the Investor shall indemnify and hold harmless, to the full extent permitted by law and without limitation as to time, DMX, each of its directors, officers, employees and agents and each person, if any, who controls DMX (within the meaning of the 1933 Act or the Exchange Act), and the respective directors, officers, employees and agents of any such controlling person, any underwriter and each affiliate of DMX or any such underwriter within the meaning of the 1933 Act (collectively, the "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which DMX or any Indemnified Person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into such Registration Statement or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they are made) not misleading, and will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim (excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld); but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to DMX by the Investor specifically for use in the preparation thereof. DMX shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

                 (c) Promptly after receipt by a party entitled to indemnification under Section 4.7(a) or 4.7(b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under either of such Sections, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party and it shall so notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses and acknowledges its obligation to indemnify the indemnified party for any loss, claim, liability or expense suffered by the indemnified party, if any, in connection with the action, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifing party that it so chooses to assume the defense of the action, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels); provided, however, that if the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within 20 days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such steps, the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor. The indemnity agreements in this Section 4.7 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

                 (d)      If the indemnification provided for in this Section
4.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions or inactions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4.7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7(d) were determined by pro rata allocations or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The indemnification and contribution provided for in this Section 4.7 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Shares. If indemnification is available under this
Section 4.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 4.7(d).

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

                 5.1 Waiver. This Agreement shall not be altered or amended except by a written instrument executed by DMX and the Investor. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

                 5.2 Severability. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

                 5.3 Expenses. Except as otherwise provided herein, the parties hereto shall be responsible for their own fees and expenses incurred in connection with this Agreement.

                 5.4 Press Releases. All press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require the prior approval of the Investor and DMX, unless counsel has advised either party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other party.

                 5.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the parties as follows:

                 If to DMX.

                        DMX Inc.
                        11400 West Olympic Boulevard, Suite I 100
                        Los Angeles, California 90064-1507
                        Attention: Chief Executive Officer

                 With a copy to:

                        Irell & Manella, LLP
                        1800 Avenue of the Stars, Suite 900
                        Los Angeles, California 90067-4276
                        Attention: C. Kevin McGeehan, Esq.

                 If to Investor:

                        Tele-Communications, Inc.
                        5619 DTC Parkway
                        Englewood, Colorado 80111
                        Attention: Stephen M. Brett

or to such other address as any party shall have specified by notice in writing to the others in accordance with the terms of this Section 5.5. All notices shall be effective upon delivery. Rejection or other refusal to accept delivery of notice or the inability to deliver because of change of address as to which no notice was given hereunder shall be deemed to be receipt of the notice sent.

        5.6 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

        5.7 Assignment. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

        5.8 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                 5.9 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                 5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                 5.11 Governing Law; Venue; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflicts of laws doctrines. In the event of any litigation among the parties hereto, suit shall be brought in Los Angeles County, California and the parties hereto hereby submit themselves to the jurisdiction of the state and federal courts in Los Angeles County, California.

                 5.12 Further Assurance. Each of the parties hereto agrees that it will, whenever and as often as it shall be reasonably requested so to do by another party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient in order to consummate the transactions provided for in this Agreement, and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

                 5.13 Survival of Representations and Warranties. Except as otherwise specifically provided herein, the respective representations and warranties of the parties hereto shall survive the Closing for a period expiring on the first anniversary of the Closing, and shall thereafter terminate and be of no further force or effect except as they relate to written claims made by any such party to the others prior to such expiration.

                 5.14 Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, except where the context of the Agreement clearly indicates otherwise.

                          IN WITNESS WHEREOF, the parties hereto have caused
 this Agreement to be duly executed as of the date first above written.

DMX INC.                                    TELE-COMMUNICATIONS, INC.

By /s/ ROBERT M. MANNING                    By /s/ STEPHEN M. BRETT
  ----------------------------                ----------------------------
Name:  Robert M. Manning                    Name:  Stephen M. Brett
Title: Executive Vice President             Title: Executive Vice President

                                   EXHIBIT A

Shares Issued & Outstanding                        44,244,970 (at May 14, 1996)
Common Stock, S.01 par value.


Shares Reserved Under Stock Option Plans

Total number of shares reserved is determined as 10% of the common stock outstanding at any point in time plus 7,500,000 shares.

Stock Options outstanding at May 14, 1996

B. Menon                         200,000
D. Talley                        183,333
J. Demma                          15,000
J. C. Sparkman                   200,000
J. Rubinstein                  2,370,000
J.R. Shaw                        150,000
K. Burkhard                      200,000
L. Troxel                        150,000
M. Davis                           5,000
O. Smith                         100,000*
P. Dennis                        131,250
R. Manning                       256,250
S. Wynn                          100,000
W. Kim                            20,000
W. Tatum                          25,000
W.T. Oliver                      100,000
                               ---------
                               4,205,833

Other Options Outstanding:

D. Foster                         75,000
M. Kapp                           50,000

Total Options Outstanding      4,330,833
                               =========

 ------------
      * Options shown are as claimed by former employee; grant of options has not been authorized by DMX's Options Committee.

                                   EXHIBIT B
                                USE OF PROCEEDS

                 The proceeds of the issuance of shares will be used to pay the obligations described on the attached schedule. Of the proceeds remaining after payment of such obligations, approximately 75% (approximately $3,000,000) will be used to provide working capital for DMX's European operations and approximately 25% (approximately $1,000,000) will be used to provide working capital for DMX's U.S. operations.

                             SCHEDULE TO EXHIBIT B


                          AMOUNTS OWED TO TCI ENTITIES
                                 AS OF 5/15/96

EUROPE(3)
- ---------

As of May 15, 1996
Subcarriers(1)                                                           781,470
TDRSS                                                                    798,706
                                                                       ---------
  Total due -- Europe                                                  1,580,176
- --------------------------------------------------------------------------------


UNITED STATES
- -------------

Balance as of 5/15 (April/May Payments)
Equipment Lease                                                           79,462
Transponders and Uplinking                                               750,435
                                                                       ---------
  Total Amount Due -- US                                                 829,897
- --------------------------------------------------------------------------------

AGGREGATE AMOUNT OWED -- COMBINED                                      2,410,073
- --------------------------------------------------------------------------------

TCI Loan Amount Outstanding(2)                                         2,574,126
- --------------------------------------------------------------------------------

AGGREGATE AMOUNT OWED -- INCLUDING
  LOAN OUTSTANDING                                                     4,984,199
- --------------------------------------------------------------------------------

NOTES
(1)  Includes VAT.
(2)  Includes accrued interest through 5/31/96
(3)  Exchange Rate used = 1.534
- --------------------------------------------------------------------------------




                                      B-2